                                                                       EXHIBIT 5
                                                                       ---------

                                       August 15, 1997



Bell Atlantic Corporation
1717 Arch Street
Philadelphia, Pennsylvania   19103


              Re: Bell Atlantic Corporation Registration Statement on Form S-8 Under the Securities Act of 1933
                   ------------------------------------------------


Ladies and Gentlemen:

        Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") which Bell Atlantic Corporation, a Delaware corporation (the "Company"), is filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering 1,200,000 shares (the "Shares") of common stock, par value $.10 per share, of the Company, which Shares may be issued from time to time pursuant to the NYNEX Corporation Savings and Security Plan (Non-Salaried Employees), the NYNEX Corporation Savings Plan for Salaried Employees, the Bell Atlantic Savings and Security Plan (Non-Salaried Employees), and the Bell Atlantic Savings Plan for Salaried Employees (collectively, the "Plans"), and registering an indeterminate amount of participations in the Plans.

        I or members of my staff have reviewed the Registration Statement, the Company's certificate of incorporation and by-laws, resolutions adopted by the Board of Directors of the Company, and such other documents and records as deemed appropriate for the purpose of giving this opinion.

        Based upon the foregoing, I am of the opinion that:

              1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

              2. The Shares have been duly authorized and, upon sale in accordance with the Plans and the resolutions of the Board of Directors of the Company relating to the adoption of the Plans and the offering and sale of shares thereunder, will be legally issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement and to being named under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                                       Very truly yours,


                                       /s/ James R. Young